                                                                     EXHIBIT 2.4

                           AMENDMENT NUMBER TWO TO THE
                     ORIGINAL DESIGN MANUFACTURER AGREEMENT

     This Amendment Number Two to the Original Design Manufacture Agreement ("Amendment") is entered into on October 31, 2001, between TriGem Computer, Inc., a Korean corporation whose principal office is located at TriGem Computer Bldg., 45-2 Yoido-dong, Youngdeungpo-ku, Seoul 150-010, Korea ("TriGem") and eMachines, Inc., a Delaware corporation whose principal office is located at 14350 Myford Road, Bldg. 100, Irvine, California 92606-1002, U.S.A. ("eMachines"). TriGem and eMachines shall be referred collectively as "Parties" or individually as "Party."

                                   WITNESSETH:

     WHEREAS, TriGem and eMachines entered into that certain Original Design Manufacturer Agreement (the "Agreement"), dated January 24, 2000, whereby TriGem manufactures, assembles and provides Support for the Products and whereby eMachines markets and sells the Products on a worldwide basis; and

     WHEREAS, the Parties now desire to amend certain portions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the Parties hereby agree as follows:

1.   New Exhibit B. The Parties hereby agree that as of June 1, 2001, Exhibit
     -------------
B of the Agreement shall be replaced with the new Exhibit B, which is attached to this Amendment.

2. New Section 15.4. Section 15.4 of the Agreement is hereby deleted and replaced with the following:

               "Arbitration Venue. The arbitration shall be conducted in Los Angeles, California, and shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce ("ICC Rules")."

3.   Other Provisions.  All other provisions, terms and definitions of the
     ----------------
Agreement not deleted, altered or otherwise modified by this Amendment shall remain in full force and effect. If there is any conflict between the Amendment and the Agreement, the provisions of the Amendment shall prevail.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as of the Amendment Date.


TRIGEM COMPUTER, INC.                       EMACHINES, INC.

By:    /s/ Brian Yoom                       By:    /s/ Adam Andersen
   --------------------------------            -------------------------------
Name:  Brian Yoom                           Name:  Adam Andersen
     ------------------------------              -----------------------------
Title: Director                             Title: Senior Vice President and
      -----------------------------              -----------------------------
                                                   Chief Operating Officer

                                    EXHIBIT B

                                  SUPPORT TERMS

     TriGem and eMachines agree to the following terms and processes for Product
Support:

I.   Definitions. As used in this Exhibit B, the following terms shall be
     -----------
     defined as follows:


     A. "DF" shall mean the definition mutually agreed to between the Parties and attached hereto as Attachment A.
                                 ------------

     B. "NDF" shall mean the definition mutually agreed to between the Parties and attached hereto as Attachment A.
                                 ------------

     C. "RA" shall mean Return Authorization to eMachines of a specific Product unit by eMachines' resellers during the warranty period.

     D. "RMA" shall mean Return Material Authorization to eMachines of a specific Product unit returned by eMachines' end users ("End Users") during the warranty period.

     E. "Service Charge" shall mean the support costs associated with the Agreement for the period June 1, 2001 through September 30, 2001. The Service Charge shall be Three Dollars and Fifty Cents ($3.50), which includes all costs for labor, freight, handling, replacement components, packaging material and other associated items.

     F. "Support Charge" shall mean the support costs associated with the Agreement for the period beginning October 1, 2001. The Support Charge shall be Three Dollars and Fifty Cents ($3.50), which includes all costs for labor, freight, handling, replacement components, packaging material and other associated items.

II.  RA Products.

     A. Effective June 1, 2001 until September 30, 2001 the following provisions shall apply:

          a. If the Product unit is DF, then eMachines shall be entitled to a full credit from TriGem for the returned Product unit, minus the Service Charge.

          b. If the Product unit is NDF, then eMachines shall be entitled to a full credit from TriGem for the returned Product unit, minus the Service

               Charge. However, in the event that the NDF Product units returned exceeds ten percent (10%) of all RA NDF returned Product units, then TriGem shall be entitled to a fee of One Hundred Fifty Dollars ($150) per NDF RA returned Product unit for each Product unit in excess of the ten percent (10%) threshold.

          c. TriGem shall repair and refurbish all RA returned Product units. TriGem may resell the repaired and refurbished Product units received by September 30, 2001 (the "Resold Units"). eMachines hereby grants TriGem the right to use eMachines' figure "e" and "EMACHINES" mark on the Resold Units and all associated materials included with such units. TriGem agrees to remove all eMachines licensed software, and all consumer information and the rear eMachines label from the Resold Units.

          d. TriGem shall provide timely and accurate report of all Product unit returns and all Resold Unit sales, in a format reasonably specified by eMachines, within fifteen (15) days but no later than thirty (30) days after the end of each month. In the event TriGem fails to provide such reports within the specified time, then the defect rate will be calculated based on the three (3) month rolling average based on the last three (3) months for which there are timely reports.

          e. Upon request by eMachines, TriGem shall disclose to eMachines its inspection process used to determine whether a returned Product unit is DF, and shall permit eMachines and its representatives to inspect such process and audit any documentation related to such process or the determination of whether any Product returned hereunder is DF. eMachines may direct TriGem to modify its inspection process as necessary to meet prevailing industry standards.

     B. Effective October 1, 2001, eMachines shall screen all RA Product units to determine whether such units are DF or NDF. eMachines shall return to TriGem only those units that satisfy the definition of DF. Further, the following provisions shall apply:

          a. eMachines shall receive a credit from TriGem for the returned DF Product, minus the Support Charge. The amount of such credit from TriGem shall be determined according to the devaluation schedule attached hereto as Attachment B. TriGem will be responsible for
                                  ------------
               payment of all freight charges associated with shipment of DF Product units.

          b. Upon request by TriGem, eMachines shall disclose to TriGem its inspection process used to determine whether a returned Product unit is DF, and shall permit TriGem and its representatives to inspect such process and audit any documentation related to such process or the determination of whether any Product returned hereunder is DF. TriGem may direct eMachines to modify its inspection process as necessary to meet prevailing industry standards.

          c. TriGem shall consign to eMachines the repaired and refurbished DF Product units received on or after October 1, 2001 (the "Repackaged Units") for resale.

          d. Beginning October 1, 2001, TriGem shall apply credits to eMachines based on TriGem's screening results of RA Product units within seven (7) business days of receipt by TriGem. In the event that TriGem does not provide a report within the time period specified herein, then eMachines may debit its account with TriGem. TriGem shall credit eMachines for DF Product units only. TriGem shall not be obligated to issue credit to eMachines for missing parts, missing system units, NDF units, incorrect model units or any non-TriGem units. TriGem shall return to eMachines such NDF and incorrect model Product units to eMachines at eMachines' expense.

          e. Upon request by eMachines, TriGem shall disclose to eMachines its inspection process used to determine whether a returned Product unit is NDF, and shall permit eMachines and its representatives to inspect such process and audit any documentation related to such process or the determination of whether any Product returned hereunder is NDF. eMachines may direct TriGem to modify its inspection process as necessary to meet prevailing industry standards.

          f. eMachines shall remove and replace the original serial numbers on all NDF refurbished units screened by eMachines. In exchange for eMachines releasing any claim to a warranty for such units, eMachines shall receive a credit from TriGem based upon the schedule attached hereto as Attachment C. TriGem shall not
                                           ------------
               provide any warranty on the NDF Refurbished units refurbished by eMachines or eMachines selected Third (3/rd/) Party. eMachines shall make best efforts to provide TriGem the original serial number labels from the NDF refurbished units.

III. RMA Products

     A. For the period beginning June 1, 2001 until September 30, 2001, the following provisions shall apply:

          a. If the Product is DF, TriGem shall repair or replace the DF Product with a Product of equal or better specifications (such decision to be made at TriGem's discretion) and return the repaired/replaced Product unit within seven (7) business days after TriGem receives the DF

               Product unit from eMachines or End User (at eMachines' instructions). Invalid orders, such as incorrect model, incorrect systems, incorrect address or any incorrect orders associated with Product that can not be serviced shall be escalated to eMachines for resolution. All such invalid orders shall be resolved by eMachines within seven (7) business days. All shipping costs associated with returning the Product unit to eMachines or End User (as applicable) shall be borne exclusively by TriGem.

          b. If the Product is NDF, then eMachines shall pay TriGem an aggregate amount of Twenty-Two Dollars and Fifty Cents ($22.50) and all shipping cost incurred by TriGem in return shipping such products to eMachines or End User (as applicable). TriGem shall return the Product unit to eMachines or End User within seven (7) business days after TriGem receives the Product from eMachines or End User (at eMachines' instructions).

          c. Per eMachines' request, End Users may directly ship the Product units to TriGem and TriGem may directly return such Product units to End Users.

     B. For the period beginning October 1, 2001, eMachines shall screen all RMA Product units to determine whether they are DF or NDF. eMachines shall return to TriGem only those Product units that are DF. Further, the following provisions shall apply:

          a. eMachines shall receive a credit from TriGem for the returned DF Product units, minus the Support Charge. TriGem shall credit eMachines for returned DF Product units for a credit determined according to the schedule attached hereto as Attachment B.
                                                            ------------
               eMachines shall be responsible for shipping of the Product units to TriGem.

          b. Upon request by TriGem, eMachines shall disclose to TriGem its inspection process used to determine whether a returned Product unit is DF, and shall permit TriGem and its representatives to inspect such process and audit any documentation related to such process or the determination of whether any Product unit returned hereunder is DF. TriGem may direct eMachines to modify its inspection process as necessary to meet prevailing industry standards.

          c. TriGem shall consign to eMachines the Repackaged Units for resale.

          d. Beginning October 1, 2001, TriGem shall apply credits to eMachines based on TriGem's screening results of RMA Product units within seven (7) business days of receipt by TriGem. In the event that TriGem does not provide a report within the time period specified herein, then eMachines may debit its account with TriGem. TriGem shall credit eMachines for DF Product units only. TriGem shall not be obligated to issue credit to eMachines for missing parts, NDF units or incorrect model units. TriGem shall return to eMachines such NDF and incorrect model Product units to eMachines at eMachines' expense.

          e. eMachines shall remove and replace the original serial numbers on all NDF refurbished units screened by eMachines. In exchange for eMachines releasing any claim to a warranty for such units, eMachines shall receive a credit from TriGem based upon the schedule attached hereto as Attachment C. TriGem shall not
                                           ------------
               provide any warranty on the NDF Refurbished units refurbished by eMachines or eMachines selected Third (3/rd/) Party. eMachines shall make best efforts to provide TriGem the original serial number labels from the NDF refurbished units.

IV.  Parts Replacement

     A. Effective October 1, 2001, eMachines shall screen all parts to determine whether they are DF or NDF. eMachines shall return to TriGem only those parts that satisfy the definition of DF. Further, the following provisions shall apply:

          a. TriGem will furnish to eMachines, at no additional charge, a sufficient seed stock to enable eMachines to advance ship replacement parts for those parts that are still under the Product unit warranty. TriGem hereby provides to eMachines a warranty on all replacement parts used by eMachines for the remaining warranty period of the Product unit for which the part is inserted.

          b. The parties shall mutually agree as to eMachines' initial seed stock. In the event that the DF rate for parts exceeds TriGem's component failure rate data, then TriGem shall provide additional seed stock, at no additional charge, to meet the actual demand for the DF parts. eMachines shall provide parts forecasts, consumption rate and inventory control reports on a monthly basis.

          c. eMachines shall exchange DF parts for NDF parts with TriGem on a one-for-one basis. TriGem will replace the DF parts by no later than seven (7) business days from the date received by TriGem. In the event TriGem cannot supply replacement parts within such time period, then TriGem shall replace the entire Product unit or component with one that is of better specifications. Each party shall bear the costs of freight in one direction.

          d. TriGem shall retain ownership of the consigned parts inventory. eMachines shall be responsible for management of the consigned parts inventory and shall maintain a ninety-eight and one half percent (98.5%) accuracy of such inventory. In the event that any portion of the slippage in the one and one half percent (1.5%) allowance is due to eMachines' intentional loss or gross negligence, eMachines shall reimburse TriGem the bill of materials costs for that portion. eMachines shall conduct physical inventory count per quarter. Upon TriGem's request, eMachines shall conduct additional physical inventory count of the consigned parts inventory and TriGem shall have the right to audit the physical inventory count. All costs associated with physical inventory counts requested by TriGem shall be the sole responsibility of TriGem. eMachines shall provide TriGem with weekly and monthly inventory reports for the consigned parts.

          e. Beginning January 1, 2002, if a the percentage of DF part returned by eMachines (as reasonably determined by TriGem) that are NDF exceed two percent (2%) of the total number of returned parts, then TriGem shall have the right to charge eMachines a restocking fee of fifteen percent (15%) of the weighted average bill of materials costs per NDF Parts returned that exceeds the two percent (2%) allowance.

          f. Upon request by TriGem, eMachines shall disclose to TriGem its inspection process used to determine whether a returned part is DF, and shall permit TriGem and its representatives to inspect such process and audit any documentation related to such process or the determination of whether any part returned hereunder is DF. TriGem may direct eMachines to modify its inspection process as necessary to meet prevailing industry standards.

          g. Upon request by eMachines, TriGem shall disclose to eMachines its inspection process used to determine whether a returned part is NDF, and shall permit eMachines and its representatives to inspect such process and audit any documentation related to such process or the determination of whether any part returned hereunder is NDF. eMachines may direct TriGem to modify its inspection process as necessary to meet prevailing industry standards.

     B. TriGem shall work with eMachines and eMachines' agents to share information in an electronic format.

V.   Class Failures

     A. From the Effective Date of the Agreement, in the event eMachines deems a specific Product model or certain Product batch (those Products that can be identified by a sequence of serial numbers or other reasonable method) to be a Class Failure, eMachines, after consultation with TriGem, may

                  1. Initiate a recall for the relevant Product model or Product batch; or
                  2. Recall particular units of the relevant Product model or Product batch.

              In either case, eMachines shall be entitled to a full credit from TriGem for all recalled and returned Product units. TriGem shall reimburse eMachines for all costs associated with a recall, including, but not limited to, any administrative costs and attorneys' fees.

     B. In the event of a Class Failure prior to the Effective Date of the Agreement, regardless whether DF or NDF, then eMachines shall be entitled to receive any and all fees paid by eMachines to TriGem for such Product units.

VI.  Additional Terms

         A. Prior to October 1, 2001, in the event that TriGem is allowed to resell any Product units, TriGem must delete all licensed software and materials from the Products and return to eMachines any and all Certificate of Authorizations ("COAs"). In the event that TriGem fails to remove any licensed item and return the COAs, eMachines may charge to TriGem the actual costs of such license and any costs incurred by eMachines in tracking such licensed items. TriGem shall also indemnify eMachines for any usage of such licensed products, including attorneys' fees.

         B. After October 1, 2001, eMachines shall be responsible for the removal of all COAs from any returned Product units.

         C. TriGem shall provide accurate reports to eMachines at the time of shipment specifying the status and location of any resale of Product units. The specific information and format of such reports shall be in a format reasonably requested by eMachines. The provisions of this section shall only apply to those Product units that retain any Marks of eMachines.

         D. TriGem agrees to provide eMachines' support team with bill of materials and any updates to it during the support life of each Product listed in Product Addenda.

         E. TriGem agrees that it shall pursue its vendors to improve business terms. From such modifications, TriGem shall reduce the Service Charge and Support Charges to more accurately reflect its new costs.

         F. Nothing in this Exhibit or Agreement shall be construed as eMachines granting TriGem any right to license to use eMachines' Marks. Unless otherwise provided, under no circumstances may TriGem use any of eMachines Marks without first obtaining eMachines' prior express written consent.

         G. With respect to all Product units and associated material that TriGem is allowed to resell, TriGem agrees that it shall comply with all applicable regulations and industry guidelines, and maintain a level of quality that is at least comparable to the level of quality generally expected by consumers in the market. Under no circumstances may TriGem resell any Product units into any market without the express prior written consent of eMachines.

                                  Attachment A
                                  ------------

                            Definition of DF and NDF

----------------------------------------------------------------------------------------------------------------------------

 FAILURE        No      System   Abnormal   Recognition  Read   Write  Video  Sound  Loopback   K/B &        CMOS   No
 SYMPTOM        Boot    Hang     Operation  Error        Error  Error  Error  Error  Test Error Mouse Error  Error  Dialtone
----------------------------------------------------------------------------------------------------------------------------
CPU                 O         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
Memory              O         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
Mother Board        O         O         O          O        O      O      O      O         O             O     O
----------------------------------------------------------------------------------------------------------------------------
CD ROM                        O         O          O        O
----------------------------------------------------------------------------------------------------------------------------
DVD ROM                       O         O          O        O
----------------------------------------------------------------------------------------------------------------------------
CD RW                         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
Combo                         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
FDD                 O         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
HDD                 O         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
Modem               O         O         O          O                                       O                          O
----------------------------------------------------------------------------------------------------------------------------
Lan Card            O         O         O          O                                       O
----------------------------------------------------------------------------------------------------------------------------
Video Card          O         O         O          O                      O
----------------------------------------------------------------------------------------------------------------------------
PSU                 O
----------------------------------------------------------------------------------------------------------------------------
Cable               O         O         O          O        O      O
----------------------------------------------------------------------------------------------------------------------------
CPU Fan
----------------------------------------------------------------------------------------------------------------------------
DEVICES                                                               DEFECT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

 FAILURE                 Cable Conn   Mechanical   O/S           Driver                   Physical
 SYMPTOM        Noise    Error        Failure      Corruption    Corruption     Scratch   Damage
----------------------------------------------------------------------------------------------------------------------------
CPU                                                                                             O
----------------------------------------------------------------------------------------------------------------------------
Memory                                                                                          O
----------------------------------------------------------------------------------------------------------------------------
Mother Board                    O                                                               O
----------------------------------------------------------------------------------------------------------------------------
CD ROM              O           O          O              O               O          O          O
----------------------------------------------------------------------------------------------------------------------------
DVD ROM             O           O          O              O               O          O          O
----------------------------------------------------------------------------------------------------------------------------
CD RW               O           O          O              O               O          O          O
----------------------------------------------------------------------------------------------------------------------------
Combo               O           O          O              O               O          O          O
----------------------------------------------------------------------------------------------------------------------------
FDD                 O           O          O                                         O          O
----------------------------------------------------------------------------------------------------------------------------
HDD                 O           O          O              O               O                     O
----------------------------------------------------------------------------------------------------------------------------
Modem                                                     O               O                     O
----------------------------------------------------------------------------------------------------------------------------
Lan Card                                                  O               O                     O
----------------------------------------------------------------------------------------------------------------------------
Video Card                                                O               O                     O
----------------------------------------------------------------------------------------------------------------------------
PSU                 O           O                                                               O
----------------------------------------------------------------------------------------------------------------------------
Cable                           O                                                               O
----------------------------------------------------------------------------------------------------------------------------
CPU Fan             O           O          O                                                    O
----------------------------------------------------------------------------------------------------------------------------
DEVICES                                                                 NDF
----------------------------------------------------------------------------------------------------------------------------

          A. Conditions
                1. Physical damage and scratches caused by Customer mishandling will be defined as "NDF"
                2.    Test failed by 3/rd/ Party Hardware will be considered
                      "NDF"
                3. Failure caused by loose connection with broken QA Seal will be re-seated and re-tested for the result.

          B. Test Program to determine the status of the returns shall be PC Check and/or any other commercially available products as mutually agreed to by the parties.

          C. eMachines, eMachines' 3/rd/ Party Vendor and TriGem shall use the Test Program stated above to determine whether the returned Product is DF or NDF. Other software not agreed in this Appendix to determine the quality of the return shall not be valid.

          D. Any quality areas that are not clearly defined in this Appendix shall be escalated to eMachines and TriGem to resolve.